CONSENT OF INDEPENDENT AUDITOR




We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of Franklin Tax-Exempt Money Fund on Form N-1A File No.2-72614 of our report dated September 4, 1998 on our audit of the financial statements and financial highlights of Franklin Tax-Exempt Money Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1998, which is incorporated by reference in the Registration Statement.


                                    PricewaterhouseCoopers LLP
                                    /s/PricewaterhouseCoopers LLP



San Francisco, California
September 29, 1998